UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

 December 31, 2012

EASTGATE ACQUISITIONS CORPORATION

(Exact name of registrant as specified in its charter)

                           Nevada

000-52886

           87-0639378

(State or other jurisdiction

 (Commission

  (IRS Employer

      of incorporation)

   File Number)

Identification No.)

2681 East Parleys Way, Suite 204, Salt Lake City, Utah 84109

(Address of principal executive offices)

Registrant's telephone number, including area code: (801) 322-3401

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

FORM 8-K

Section 1 – Registrant’s Business Operations

Item  1.01   Entry into a Material Definitive Agreement.

On December 31, 2012, Eastgate Acquisitions Corporation (“Eastgate” or the ”Company”) entered into an Investment Agreement (the “Agreement”) with Kodiak Capital Group, LLC, a Delaware limited liability company (“Kodiak”).  The Agreement provides the Company an equity line whereby we can sell to Kodiak, from time-to-time, shares of the Company’s common stock up to an aggregate value of $15.0 million over a twelve-month period.  Also, we have agreed to include in our recently filed registration statement with the SEC the common stock that may be sold to Kodiak pursuant to the Agreement.

Under the terms of the Agreement, when our registration statement becomes effective we will have the right to deliver to Kodiak from time-to-time a “put notice” stating the dollar amount of common shares we intend to sell to Kodiak, up to a maximum of $15.0 million.  The purchase price of the shares identified in the put notice shall be equal to the lowest daily volume weighted average price of the Company’s common stock during the five trading dates following the date of the put notice.  The Company cannot submit a new put notice until after the closing of the previous notice. The shares must be paid for and share certificates delivered five trading days from the date the put notice is delivered.

The Company has the option to specify a floor price for any put notice.  In the event our shares fall below the floor price, the put will be temporarily suspended.  The put will resume if, during the pricing period for that put, the common stock trades above the floor price.

The Company has agreed to pay to Kodiak an initial fee of 750,000 shares of common stock following execution of the Agreement.  We have also agree to pay Kodiak a commitment fee equal to 10% in cash of each put amount, up to a maximum of $1,500,000 if the maximum is funded.

In connection with the Agreement, we entered into a Registration Rights Agreement with Kodiak, whereby the Company agreed to register with the SEC the shares to be issued pursuant to the Agreement.  The Company will include the shares in an amendment to its previously filed Form S-1 registration statement filed with the SEC under the Securities Act of 1933.

We intend to use the proceeds from the sale of common stock pursuant to the Agreement for general corporate and working capital purposes, and for the development of products, formulas, processes, proprietary technology and/or patents and patent applications related to pharmaceutical, nutraceutical, food supplements and consumer health products.  Our board of directors will also have the discretion to use the funds for purposes it deems to be in the best interest of the Company.

There can be no assurance that our registration statement will become effective or that we will realize any proceeds from the Agreement.  The Agreement will not be effective until the date our registration statement is declared effective by the SEC.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

10.1

Investment Agreement.

10.2

Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eastgate Acquisitions Corporation

Date:  January 7, 2013

By:     S/ ANNA GLUSKIN

Chief Executive Officer

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